Exhibit 99.1

Form 4 Joint Filer Information

Name:	Jákup á Dul Jacobsen

Address:	Smaratorgi 1
201 Kópavogi
Republic of Iceland 104

Designated Filer:	Lagerinn ehf

Issuer & Ticker Symbol:	Cost Plus, Inc. (CPWM)

Date of Event Requiring Statement:	11/07/07

Signature:	By: /s/ Jákup á Dul Jacobsen